Exhibit 99C
CONTACT INFORMATION

Investor Relations
Contact:	Blair A. (Andy) Rieth, Jr., Vice President, Investor Relations, Corporate Communications & Global Brand Development
Phone:	812-931-2199
Email:	andy.rieth@hillenbrand.com

Media Contact:	Lauren Green-Caldwell, Director, Corporate Communications & Public Relations
Phone:	812-934-8692
Email:	lauren.green-caldwell@hillenbrand.com
HILLLENBRAND RELEASES INVESTOR ROADSHOW MATERIALS AND
UPDATED FINANCIAL GUIDANCE RELATED TO SEPARATION
OF HILL-ROM AND BATESVILLE CASKET
Operating Financial Guidance Remains Unchanged and is Updated to Reflect
On-going Public Company and Other Costs and Tax Rate Effects of Separation
BATESVILLE, Ind., March 13, 2008 — Hillenbrand Industries, Inc. (NYSE: HB) filed materials with the Securities and Exchange Commission (SEC) associated with investor communications related to the upcoming separation of its two operating companies: Hill-Rom, the company’s medical technology business, and Batesville Casket, the company’s death care business. The separation is expected to be completed by the end of March pending final clearance of the Form 10 of Batesville Holdings, Inc., to be the parent company for Batesville Casket, originally filed November 5, 2007 and last amended on March 13, 2008, and other conditions listed below.
A Form 8-K filing, consisting of presentation materials for each company, is posted on the SEC website at www.sec.gov and also can be viewed on the Hillenbrand website at www.hillenbrand.com.
FINANCIAL GUIDANCE SUMMARY FOR FY 2008
In order to provide investors additional financial information with respect to Hill-Rom and Batesville on a post-separation basis, our existing operational guidance has been supplemented to reflect future expectations for the balance of fiscal 2008 for each business. Updated financial guidance for both businesses is provided in schedules accompanying this release and in the presentation materials referenced above.

For fiscal year 2008, Hill-Rom Holdings, which will be the new name of Hillenbrand Industries following the separation, continues to expect revenue of $1.427 — 1.476 billion. Capital sales are expected to be in the range of $0.991 — 1.022 billion while Hill-Rom rental revenues are expected to be between $435 — 454 million. Hill-Rom projects GAAP earnings per fully diluted share of $1.11 — 1.30, with adjusted earnings per fully diluted share of $1.13 — 1.32. These amounts have been adjusted from previously provided guidance to reflect the impacts of Hill-Rom’s new capital structure on interest expense and to eliminate other income associated with the transfer of certain investments to Batesville in conjunction with the separation. The effective tax rate has also been adjusted to give effect to the separation, along with the expiration of the research and development tax credit earlier this year. It is important to note that the above earnings guidance, both on a GAAP and as adjusted basis, exclude the effects of certain one-time costs associated with the separation, including the modification of equity compensation awards, costs associated with the repurchase of Hillenbrand debt contemplated in the transaction and other separation-related costs. These costs have been excluded due to the difficulty in predicting such amounts and the fact that many of these costs will be reflected as a component of discontinued operations in Hill-Rom’s future reporting.
Batesville Holdings, Inc, to be the parent company of Batesville Casket, will change its name to Hillenbrand, Inc. in connection with the separation. For fiscal year 2008, Batesville continues to expect revenue of $668 — 686 million, with GAAP earnings per fully diluted share of $1.27 — 1.47, and adjusted fully diluted earnings per share of $1.64 — 1.79. Adjusted fully diluted earnings exclude the effects of the anticipated equity compensation modification and other separation-related costs estimated to be $16 — 18 million (pre-tax) and anti-trust litigation costs in 2008.
All current and potential investors are encouraged to review the Disclosure Regarding Forward-Looking Statements in this press release as well as all financial documents filed by Hillenbrand Industries or its subsidiaries with the SEC. Hillenbrand Industries, Inc. provides earnings per share guidance on an adjusted basis from continuing operations because the company’s management believes that the presentation provides useful information to investors. Among other things, it may assist investors in evaluating the company’s operations period over period — which is also the basis on which it generally is most reasonable to forecast results. This measure may exclude such items as strategic developments (including restructurings and product line changes) and significant litigation. Special items may be highly variable, difficult to predict, and of a size that sometimes have substantial impact on the company’s reported operations for a period. Often, prospective quantification of them is not feasible. Management uses these measures internally for planning, forecasting and evaluating the performance of the business, including allocating resources and evaluating results relative to employee performance compensation targets. Investors should consider non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.
As previously announced, the separation also remains subject to the final approval of the Board of Directors, favorable market conditions, effectiveness of the Form 10 registration statement with the SEC, and other customary conditions. As previously disclosed, the company has already received a favorable tax ruling from the U.S. Internal Revenue Service (IRS).

ABOUT HILLENBRAND INDUSTRIES, INC.
Hillenbrand Industries is organized into two operating companies serving the health care and funeral services industries.
Hill-Rom is a leading worldwide manufacturer and provider of medical technologies and related services for the health care industry, including patient support systems, non-invasive therapeutic products for a variety of acute and chronic medical conditions, medical equipment rentals, and information technology solutions. Hill-Rom’s comprehensive product and service offerings are used by health care providers across the health care continuum in hospitals, extended care facilities and home care settings to enhance the safety and quality of patient care.
Hill-Rom...enhancing outcomes for patients and their caregivers.
Batesville Casket Company is a leader in the North American death care industry through the sale of funeral services products, including burial caskets, cremation caskets, containers and urns, selection room display fixturing and other personalization and memorialization products.
Batesville Casket Company...helping families honor the lives of those they love.
www.hillenbrand.com
Disclosure Regarding Forward-Looking Statements
Certain statements in this press release contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding Hillenbrand’s, Hill-Rom’s, and Batesville’s future plans, objectives, beliefs, expectations, representations and projections. Hillenbrand has tried, wherever possible, to identify these forward-looking statements using words such as “intend,” “anticipate,” “believe,” “plan,” “encourage,” “expect,” “may,” “goal,” “become,” “pursue,” “estimate,” “strategy,” “will,” “projection,” “forecast,” “continue,” “accelerate,” “promise,” “increase,” “higher,” “lower,” “reduce,” “improve,” “expand,” “progress,” “potential” or the negative of those terms or other variations of them or by comparable terminology. The absence of such terms, however, does not mean that the statement is not forward-looking. It is important to note that forward-looking statements are not guarantees of future performance, and actual results could differ materially from those set forth in any forward-looking statements.

Factors that could cause Hill-Rom’s actual results to differ from forward-looking statements include but are not limited to: Hill-Rom’s dependence on its relationships with several large group purchasing organizations, whether Hill-Rom’s new products are successful in the marketplace, changes in customers’ Medicare reimbursements, collections of accounts receivable, compliance with FDA regulations, antitrust litigation, potential exposure to product liability or other claims, failure of Hill-Rom’s announced strategic initiatives and restructuring and realignment activities to achieve expected growth, efficiencies or cost reductions, disruptions in Hill-Rom’s business or other adverse consequences resulting from the planned separation of Hillenbrand’s two operating companies, failure to realize the anticipated benefits of the separation, failure of Hill-Rom to execute its acquisition and business alliance strategy through the consummation and successful integration of acquisitions or entry into joint ventures or other business alliances, increased costs or unavailability of raw materials, labor disruptions, the ability to retain executive officers and other key personnel, and certain tax-related matters. For a more in depth discussion of these and other factors that could cause Hill-Rom’s actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in Hillenbrand’s Annual Report on Form 10-K for the period ended September 30, 2007. The Company assumes no obligation to update or revise any forward-looking statements.
Factors that could cause Batesville’s actual results to differ from forward-looking statements include but are not limited to: Batesville’s dependence on its relationships with several large national providers, changes in death rates, whether Batesville’s new products are successful in the marketplace, antitrust litigation, potential exposure to product liability or other claims, failure of Batesville’s announced strategic initiatives and restructuring and realignment activities to achieve expected growth, efficiencies or cost reductions, disruptions in Batesville’s business or other adverse consequences resulting from the planned separation of Hillenbrand’s two operating companies, failure to realize anticipated benefits of the separation, failure of Batesville to execute its acquisition strategy through the consummation and successful integration of acquisitions, competition from nontraditional sources in the funeral services business, volatility of Batesville’s investment portfolio, increased costs or unavailability of raw materials, labor disruptions, the ability to retain executive officers and other key personnel, and certain tax-related matters. For a more in depth discussion of these and other factors that could cause Batesville’s actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in the Registration Statement on Form 10 filed by Batesville Holdings, Inc with the SEC.
None of Hillenbrand, Hill-Rom and Batesville assumes any obligation to update or revise any forward-looking statements.

Hill-Rom Holdings (HRC) FY 2008 Financial Guidance
Guidance for 2008

($ in millions, except EPS)	Low	High
Net Revenues
Health Care sales	$991	$1,022
Health Care rentals	435	454
Total revenues	1,427	1,476

Health Care sales gross margin %	42.8%	44.3%
Health Care rentals gross margin %	50.8%	52.5%

Other Operating Expenses	(525)	(553)

Special Charges	(2)	(2)

Operating Income	118	136

OIE	(8)	(8)

Income Before Taxes	$110	$128

Tax Rate	37.7%	37.7%
Income from Continuing Operations	$70	$81

Earnings per share from Continuing Operations — GAAP	$1.11	$1.30

Special Charges	0.02	0.02

Earnings per share from Continuing Operations — Adjusted	$1.13	$1.32

Average shares outstanding — diluted	62.9	62.9

Capital expenditures and intangibles		$115
Depreciation and amortization		$109
Note 1 — certain amounts may not accurately add due to rounding
Note 2 — Excludes one-time charges for stock compensation modification, debt repurchase fees, and transaction costs

Batesville Casket FY 2008 Financial Guidance

Guidance for 2008
($ in millions, except per share amounts)	Low	High
Net revenues	$668	$686

Income before taxes	$131	$149

Tax rate	38.7%	38.1%

Net income — GAAP	$80	$93

Diluted net income per share — GAAP	$1.27	$1.47

Excluding non-recurring charges (anti-trust and separation expenses*)

Net income — Adjusted	$103	$113

Diluted net income per share — Adjusted	$1.64	$1.79

• Separation expenses estimated to be $16m to $18m in 2008.